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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the White Pine Software, Inc. Amended and Restated 1996 Employee Stock Purchase Plan of our report dated March 30, 1999, with respect to the consolidated financial statements of White Pine Software, Inc. included in its Annual Report (Form 10-KSB) for the year ended
December 31, 1998, filed with the Securities and Exchange Commission.


                                                          ERNST & YOUNG LLP

Manchester, New Hampshire
May 6, 1999